EXHIBIT 10.2

FREESCALE SEMICONDUCTOR

RESTRICTED CASH AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of October         , 2008 (the “Date of Grant”), between [            ]1 (the “Employer”), and [            ] (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the Freescale Semiconductor Holdings 2007 Employee Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company, the Employer and the Company’s shareholders to grant the Restricted Cash Award provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Restricted Cash Award. The Employer hereby grants to the Participant a Restricted Cash Award of [$            ] (the “Cash Award”).

2. Vesting. Except as provided in Section 4, the Cash Award shall vest subject to the Participant’s continued Employment with the Employer or an Affiliate of the Company and become payable with respect to one hundred percent (100%) of the dollar value initially covered by the Cash Award on the following date: October         , 2011. [Enter date three years from Date of Grant.]

3. Payment. Payment of the vested portion of any Cash Award shall be made as soon as administratively practicable provided, that in no event shall payment of the vested portion of any Cash Award be made later than March 15th of the calendar year following the calendar year in which the Cash Award or any portion of it becomes vested and payable.

4. Termination of Employment.

(a) General. If the Participant’s Employment is terminated for any reason, the Cash Award shall, to the extent not then vested (after giving effect to the provisions of this Section 4), terminate upon such termination of Employment.

[1]	Name of employing subsidiary.

(b) Death; Disability; Without Cause. Upon the Participant’s termination of Employment due to death, Disability or by the Company without Cause, in each case on or following the first anniversary of the Date of Grant, the Cash Award shall vest with respect to a pro rata amount as follows:

•	12.5%, if the Participant’s termination of employment occurs on or after January __, 2010 but prior to [March 31], 2010;

•	25%, if the Participant’s termination of employment occurs on or after April __, 2010 but prior to [June 30], 2010;

•	37.5%, if the Participant’s termination of employment occurs on or after July __, 2010 but prior to [September 30], 2010;

•	50%, if the Participant’s termination of employment occurs on of after October __, 2010 but prior to [December 31], 2010;

•	62.5%, if the Participant’s termination of employment occurs on or after January __, 2011 but prior to [March 31], 2011;

•	75%, if the Participant’s termination of employment occurs on or after April __, 2011 but prior to [June 30], 2011;

•	87.5%, if the Participant’s termination of employment occurs on or after July __, 2011 but prior to [September 30], 2011;

•	100%, if the Participant’s termination of employment occurs on or after October __, 2011.

[Enter dates consistent with vesting date in Section 2 above.]

Any portion of the Cash Award that is not vested after giving effect to the above provisions of this Section 4(b) shall terminate immediately effective as of the termination of the Participant’s Employment.

5. No Right to Continued Employment. The granting of the Cash Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.

6. Transferability. The Cash Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Cash Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

7. Withholding. The Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Cash Award or under the Plan or from any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of the Cash Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

8. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

9. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

10. Consent to Jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

11. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS

AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

12. Cash Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Cash Award is subject to the Plan, as may be amended from time to time, and the terms and provisions of the Plan are hereby incorporated herein by reference.

13. Entire Agreement. This Agreement and the Plan constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement, communication or understanding among the parties with respect thereto is superseded and replaced in its entirety by this Agreement and the Plan.

14. Section 409A. It is intended that the terms of this Agreement comply with Section 409A of the Code. If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing Participant’s economic rights.

15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

[NAME OF EMPLOYING SUBSIDIARY]

By:
Name: Title:

Agreed and acknowledged as of the date first above written:

Participant

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